UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

Ares Dynamic Credit Allocation Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35738	45-4969053
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars

12th Floor

Los Angeles, California 90067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 201-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Purchase of Shares of Ares Dynamic Credit Allocation Fund, Inc. by Affiliate in the Open Market

On September 4, 2013, Ares Investments Holdings LLC (“Ares”), an affiliate of Ares Capital Management II LLC, the investment adviser of the Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”), announced its intention to purchase the Fund’s shares in the open market from time-to-time, subject to market and economic considerations.  Ares has authorized, subject to those considerations, the purchase of up to $5 million of the Fund’s currently outstanding common shares (which currently represents approximately up to 1.7% of the outstanding common shares) in open-market transactions if the common shares are trading at a discount to net asset value (“NAV”).  Any purchases will be subject to and made in accordance with applicable regulatory requirements during the trading day.  Any Ares’ purchase activity, including the number of any shares purchased, average price and average discount to NAV, will be disclosed in subsequent public filings.

Item 9.01 Financial Statements and Exhibits

(a)                     Not Applicable.

(b)                     Not Applicable.

(c)                      Not Applicable.

(d)                     Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated September 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2013	Ares Dynamic Credit Allocation Fund, Inc.

/s/ Keith Ashton
Name: Keith Ashton
Title: Vice President

[Signature Page to Form 8-K]

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated September 4, 2013.